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                                                                    Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of NTL Communications Corp. on Form S-4 of our report dated February 27, 1998 on the consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Cable London PLC and subsidiaries.

We also consent to the reference to us under the headings "Experts" in the Prospectus, which is part of such Registration Statement.


                                                       /s/ Deloitte & Touche

Deloitte & Touche
London, England
May 12, 1999